EXHIBIT 16.2
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  May 31, 2001


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Earth Search Sciences, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 25, 2001. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

  /s/ PricewaterhouseCoopers
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  PricewaterhouseCoopers LLP